Exhibit 10.18

Supplemental Agreement of Development and Manufacturing

of Exosome Serum

The Supplementary Agreement of Development and Manufacturing of Exosome Serums is entered between SL Link Co., Ltd (“Party A”) and YC Biotech Co., Ltd. (“Party B “).

Due to Party A develop the Soft & Gentle Exosome Serum Exosome Serum Development Program (hereinafter referred to as the “Serum”), Party A intends to engage Party B to develop and manufacture the Serum and to manufacture the products in accordance with the specifications and quantities set by Party A. However, due to Party A’s marketing and sales program cause the delay of the shipment, the two parties agreed to adjust the contents of the original contract as follows:

1. Cancel the fourth installment as of NT$26,955,296 (before tax).

2. Cancel the fifth installment as of NT$13,477,658 (before tax).

3. If the accumulated amount of the actual shipment exceeds the amount paid by Party A in the previous three installments, Party B shall calculate the exceeding amount and issue a unified invoice for the exceeding portion to Party A for payment.

SL Link Co. Ltd.

By:	/s/ Ching-Dong Wang
	Name:	WANG, CHING-DONG
GUI number: 12737841
Address: 12 F., No. 287, Sec. 2, Guangfu Rd., East Dist., Hsinchu City, Taiwan (R.O.C.)
Telephone No.:+886 3516366

YC Biotech Co., Ltd

By:	/s/ Yu-Ming Lin
	Name:	LIN, YU-MING
GUI number: 89192889
Address: 17F., No. 3, Yuanqu St., Nangang Dist., Taipei City, Taiwan (R.O.C.)
Telephone No.:+886 226951268

Date: 2023/7/1